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UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

IDEAL ACCENTS, INC.

(Exact name of small business issuer as specified in its charter)

FLORIDA

333-101960

65-0888146

(State or other jurisdiction of

(Commission File Number)

(I.R.S. Employer

incorporation or organization)

Identification No.)

10200 W. Eight Mile

Ferndale, Michigan 48220

(Address of principal executive offices)

(248) 542-1100

(Issuer's Telephone Number)

ITEM 1.03.

BANKRUPTCY OR RECEIVERSHIP

On October 13, 2004, Ideal Accents, Inc (“Ideal”) filed a voluntary Petition for relief under Chapter 11 of Title 11 of the United States Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of New York (the “Bankruptcy Court”) (Case No. 04-16632).  Ideal manages, and will continue to manage, its properties and operate its business as a “debtor-in-possession” under the jurisdiction of the Bankruptcy Court and in accordance with the applicable provisions of the Bankruptcy Code.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

IDEAL ACCENTS, INC.

Date:  October 14, 2004

/s/   Karim Suleman

Karim Suleman, Executive Vice President

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